EXHIBIT 5





                            THERMO POWER CORPORATION
                                 81 Wyman Street
                               Waltham, MA  02254

                                December 20, 1995


        Thermo Power Corporation
        81 Wyman Street
        Waltham, MA 02254-9046

             Re:  Registration Statement on Form S-8

        Dear Sirs:

             I am General Counsel to Thermo Power Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 225,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares").

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.


             3. The Shares, when issued and sold in accordance with the provisions of the Thermo Electron Corporation MoneyMatch Plus Plan will be validly issued, fully paid and nonassessable.
PAGE

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,




                                           Seth H. Hoogasian
                                           General Counsel

        SHH/mj